EXHIBIT 10.5

                            IMC GLOBAL INC.

               Management Incentive Compensation Program
                        Effective July 1, 1988
     As Amended Through July 2, 1991 and July 1, 1995 Respectively



  1.    Purpose.  The purpose of the Company's Management Incentive

Compensation Program is to further the growth and success of the

Company and its subsidiaries by providing officers and certain other employees with additional incentive to contribute to such growth and success and by aiding the Company in attracting and retaining such employees.

  2.    Administration.  The Program will be administered by the

Compensation Committee (the "Committee") of the Board of Directors of

the Company.  The Committee is authorized, subject to the provisions of the Program, to establish such rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Program.  All such rules, regulations, interpretations and determinations will be binding on all participants in the Program.

  3.    Participation.

        3.1  The following employees are eligible to become

participants in the Program in accordance with Section 3.2:



                      (i)  any employee of the Company, other
            than the Chief Executive Officer, who is an Elected
            Officer of the Company and who is required to file a Form 3 with the Securities and
                      Exchange Commission.

                      (ii) any other employee of the Company or
            any subsidiary who shall be classified in Grade 19 or higher.
      3.2  Within the first month of a fiscal year the Senior Human

Resources Officer shall designate, contingent upon approval of the

Chief Executive Officer, the participants in the Program for that year from among those persons who as of the beginning of the fiscal year are eligible to participate under Section 3.1.  Promptly after the end of each month of the fiscal year, the Senior Human Resources Officer may designate, from among those persons who become eligible employees during such month, additional participants in the Program.  Each such designation shall be in writing and subject to approval of the Chief

Executive Officer.

  4.  Target Incentive Awards.  The Target Incentive Award ("Target

Award") for a participant in a fiscal year shall be determined by taking his base monthly salary as of the first day of each month in such year in which he shall be a participant, multiplying each such amount by the percentage applicable to the incentive award

classification to which he is assigned by the Senior Human Resources

Officer as of the first day of such month consistent with Exhibit I attached hereto and adding the products so obtained.  Each such assignment shall be in writing and subject to the approval of the Chief

Executive Officer as provided in Section 3.2.  Such assignment shall continue to be applicable during the fiscal year except that at the beginning of any month in such year it may be changed by the Senior

Human Resources Officer because of any change in duties of the participant for that and subsequent months in the year consistent with

Exhibit I.

  5.  Performance Objective.

      5.1  Not later than the end of the third month of the fiscal year the Committee, after consultation with the Chief Executive Officer,

shall determine the Performance Objective for the Company for that fiscal year.  Such Objective shall be expressed in terms of earnings per share of Common Stock of the Company.  Subject to the provisions of

Section 5.2, earnings per share shall mean fully diluted earnings per share of Common Stock, as shown on the consolidated statement of earnings of the Company and its subsidiaries for the fiscal year,

certified by the independent public accountants of the Company.

      5.2  Notwithstanding the provisions of Section 5.1, the

Committee, after consultation with the Chief Executive Officer and the

Chief Financial Officer, may cause to be excluded from the computation of earnings per share for purposes of this Program income or loss attributable to any business acquired during the

fiscal year or any other transaction or any adjustment on the books of account of the Company occurring during the fiscal year and identified by the Committee as being of an unusual and nonrecurring nature,

provided that the Committee shall not so exclude any such item unless it shall be satisfied that it was not taken into account in arriving at a Performance Objective for that year.

      5.3  Not more than 120 days after the beginning of a fiscal year the Chief Executive Officer or his designee shall notify each participant who is an elected officer, in writing, of the Performance

Objective applicable for that fiscal year.  At his discretion the Chief

Executive Officer or his designee may send written notice to other participants.  After such notices have been sent, the Performance

Objective will not change.

  6.  Threshold Percentage; Maximum Percentage.

      6.1  Not later than the end of the third month of the fiscal year, the Committee, after consultation with the Chief Executive

Officer, shall establish a minimum percentage of achievement of the

Performance Objective for that fiscal year (the "Threshold

Percentage").  The Threshold Percentage may not be less than 75% nor more than 90% of the Performance Objective without the approval of the

Board of Directors.  If the Threshold Percentage is not achieved, there will be no Award Pool and participants will not receive incentive awards under the Program on account of performance, except as provided in Section 9 below.

      6.2  Not later than the end of the third month of the fiscal year, the Committee, after consultation with the Chief Executive

Officer, shall establish a Maximum Percentage of achievement of the

Performance Objective for that fiscal year (the "Maximum Percentage")

for the purpose set forth in Section 7.5 below.  The Maximum Percentage may not be less than 110% without the approval of the Board of

Directors.

  7.  Award Pools.

      7.1  Subject to the provisions of Section 6.1, an Award Pool will be accrued with respect to each fiscal year, and determined in accordance with this Section.

      7.2  If the percentage of the Performance Objective which is achieved in a fiscal year (the "Performance Percentage") is 100%, the

Award Pool for that year will be equal to the sum of the Target Awards for participants (the "Target Pool").

      7.3  If a Performance Percentage for a fiscal year equals the

Threshold Percentage, the Award Pool shall be the Target Pool multiplied by a percentage which shall not be less than 50% nor more than the Threshold Percentage, as determined by the Committee, except that the Board of Directors may set a different percentage.

      7.4  If a Performance Percentage for a fiscal year exceeds the

Threshold Percentage but does not exceed 100%, the Award Pool will be determined by (i) taking a fraction, the numerator of which is the number of percentage points by which the Performance Percentage exceeds the Threshold Percentage and the denominator of which is the percentage point spread between the Threshold Percentage and 100%; (ii)

multiplying such fraction by the excess of the Target Pool over the

Award Pool as determined in Section 7.3 above; and (iii) adding the resulting amount to such Award Pool.

      7.5  If a Performance Percentage for a fiscal year exceeds 100%,

the Award Pool will be determined by multiplying the Target Pool by a percentage which is not more than 125% and which is determined by the

Committee (except that the Board of Directors may set a different percentage).

  8.  Payment of Incentive Awards.

      8.1  Promptly after the end of each fiscal year:

            (a)  The Senior Human Resources Officer, after

     consultation with the Chief Financial Officer and after the

     Committee has taken any action which it is authorized to

     take under Section 5.2, shall report to the Chief Executive

     Officer and the Committee, the Award Pool, if any, for the

     Company in respect of that year.

               (b)  The Chief Executive Officer shall designate

     the amount, if any, of the Actual Incentive Award to be made to each participant in the Plan who is not an elected

     officer, and shall recommend the amount, if any, of the

     Incentive Award to be made to each elected officer in respect of that year, within the limits of the Award Pool for the

     Company.

            (c)  The Committee shall approve the recommendations

     of the Chief Executive Officer and shall submit to the Board of Directors for its approval (i)the Actual Incentive Award in respect of that year for each participant in the Program who is an elected officer, and (ii) the aggregate Actual

     Incentive Awards under the Program in respect of that year.

     With such submissions the Committee shall also submit to the

     Board of Directors its recommendation for the Incentive

     Award, if any, outside of the Plan for the Chief Executive

     Officer in respect of that fiscal year.  Before taking any action or making any recommendations to the Board of

     Directors as contemplated by this Section 8.1(c) the

     Committee may consult on such matters with an independent

     consultant generally recognized as being an expert in

     executive compensation matters.

      8.2  The Chief Executive Officer and the Committee, in making their determinations and recommendations for Actual Incentive Awards pursuant to Section 8.1(b) and (c) above, will evaluate each participant's performance during a year, taking into account all relevant factors, including the degree to which the participant achieved assigned objectives.

      8.3  Promptly after receiving the Committee's recommendations referred to in Section 8.1(c)(i) and (ii) above, the Board of Directors will approve or modify such recommendations all within the limitations set forth in Section 8.1(b).  In considering these matters, the Board will take into account the amount of the incentive award, if any, to be approved by it for the Chief Executive Officer in respect of that year.

      8.4  Unless the participant elects otherwise pursuant to

paragraph 8.5, payment of Actual Incentive Awards to participants under the Program with respect to a fiscal year shall be made in cash in a lump sum within 120 days after the close of such fiscal year.

      8.5  A participant may elect to defer payment of his Actual

Incentive Award by written notice to the Senior Human Resources Officer prior to the beginning of the fiscal year for which the award to be deferred will be payable.  A participant electing to defer may have his award paid to him in one of the following ways:

      a)  in a lump sum payment or in a series of not less than 5 or more than 10 installments commencing not later than 60 days after the end of the calendar year in which the participant terminates his employment, whether by death, disability, normal or early retirement pursuant to the Company's Retirement Plan for Salaried Employees, or

any other reason.  The Committee may, upon request by a participant prior to his termination of employment in its sole discretion, deem that any period of consultancy with the Company which is commenced immediately upon a participant's termination of employment is a continuation of employment for purposes of this subparagraph alone.

      b)  with the consent of the Committee, in a lump sum payment on any other date or in a series of not less than 5 or more than 10 installments commencing on any other date as may be agreed upon by a participant and the Committee.  However, should a participant terminate employment prior to such agreed upon date for reasons other than disability or normal early retirement, the Committee may, in its sole discretion, pay all such participant's awards deferred pursuant to this subparagraph plus interest accrued thereon to such participant no later than 60 days after the date of termination of employment.

      All deferred awards will be paid in cash.

      The Company and each participant electing to defer will specify the method of payment of the deferred award, the date of commencement of such payments, the rate of interest accrued on such award, and such other terms of deferral as may be agreed upon between the parties.

Each such agreement will be executed by the Company and the participant prior to the beginning of the fiscal year for which the award to be deferred is payable.

      Notwithstanding any election to defer made by the participant pursuant to the foregoing, upon the death of a participant the Company in its sole discretion, may pay the participant's deferred awards under this Plan plus accrued interest thereon to such participant's designated beneficiary.  Payment will be made in a lump sum no later than 60 days after the end of the calendar year in which the participant's death occurs.

      A participant's deferred compensation account will not be

trusteed, nor will such account represent any obligation on the part of the Company other than the contractual obligations specified in the award deferral agreement.  The Company agrees to accrue interest on the participant's deferred compensation account no more frequently than each calendar quarter of each year at a rate not greater than the prime rate then currently quoted by the Wall Street Journal under the heading

"Money Rates".

      9.  Special Pool.  If in respect of any fiscal year there is no

Award Pool for the Company, the Committee may establish a Special Pool which shall not be in excess of 40% of the Target Pool and within the limitations of that Special Pool, Incentive Awards may be made to participants in accordance with the procedures set forth in Sections

8.1(b) and (c), and 8.2, 8.3 and 8.4.

      10.  Amendment and Termination.  By action of the Board of

Directors, the Plan may be amended at any time and from time to time or terminated at any time, provided, however, that no such amendment shall divest any participant of rights which have been accrued under the Plan with respect to the fiscal year in which the amendment was made or any prior fiscal year.

      11.  Plan Operation in the Event of a Change in Control.

            11.1  Application:  This Section 11 shall be applicable to and govern Awards and their vesting and payment, in the event of a change in control of IMC Global Inc.

            11.2  Definitions:  For purposes of this Section 11 only

the following terms shall have the following meanings:

      a)  Company:  IMC Global Inc.

      b)  Change in Control:  The term "Change in Control" of the

Company when used in this Plan, shall mean, and be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied.



            (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company; (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
          (iii) of subsection (3) of this definition;

            (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

            (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporation Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such corporation Transaction; or

            (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
      11.3  In the event that a Change in Control occurs then the Trust between IMC Global Inc. and Wachovia Bank  Trust Company, N.A. for the

Management Incentive Compensation Plan ("Trust") shall become immediately funded to the level of target awards for the fiscal year in which such Change in Control occurs and also as to all awards previously deferred under Section 8.

      11.4  If a change in control occurs and a participant is

terminated from employment (as defined in this Section 11) prior to the end of the fiscal year in which such change of control occurs, then such participant's target award shall be prorated to the date of termination of employment and paid to him by the Trustee of the Trust on the business day next following the end of the applicable fiscal year.  Target awards of participants terminated other than as defined shall be forfeited.  If a change in control occurs and a participant's award has not been paid to him in accordance with the terms of the

Plan, by the Company for the fiscal year during which such change in control occurred then the Trustee shall pay the participant his target award from the Trust as soon as practicable after the date on which his award should have been paid or, if the award was previously deferred,

on the previously elected payment date.

      11.5  If a change in control occurs and the Plan is terminated during the fiscal year in which such change in control has occurred,

then target awards for all participants still employed and for those terminated as defined shall be paid by the Trustee from the Trust as soon as practicable, on a prorated basis as applicable to terminated participants, after the end of the fiscal year in which Plan termination occurred.

  IN WITNESS WHEREOF, IMC Global Inc. has caused this instrument to be executed, effective as of --------------------.



                              IMC GLOBAL INC.

                              By
                                ----------------------------
                                 Its
 (corporate seal)
ATTEST:


By
  -------------------------
   Its



                               EXHIBIT I

    MANAGEMENT INCENTIVE COMPENSATION PROGRAM BONUS CLASSIFICATIONS

     Classifications                 Target %
     ---------------                 --------

Class I                              35 to 50%
-------

Elected Officers


Class II                             25 to 35%
--------

Key Employees


Class III                            15 to 35%
---------


All Others in Grade 19 or above